Exhibit 10.24

FOURTEENTH AMENDMENT TO SECOND AMENDED
AND RESTATED LEASE AGREEMENT

THIS FOURTEENTH AMENDMENT TO SECOND AMENDED AND RESTATED LEASE AGREEMENT is made and entered into as of February 7, 2008 by and among (i) each of the parties identified on the signature page hereof as a landlord, as landlord (collectively, “Landlord”), and (ii) FIVE STAR QUALITY CARE TRUST, a Maryland business trust, as tenant (“Tenant”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms of that certain Second Amended and Restated Lease Agreement, dated as of November 19, 2004, as amended by that certain First Amendment of Lease, dated as of May 17, 2005, that certain Second Amendment to Second Amended and Restated Lease Agreement, dated as of June 3, 2005, that certain Third Amendment to Second Amended and Restated Lease Agreement, dated as of October 31, 2005, that certain other Third Amendment to Second Amended and Restated Lease Agreement, dated as of December 30, 2005, that certain Letter Agreement, dated as of March 13, 2006, that certain Fifth Amendment to Second Amended and Restated Lease Agreement, dated as of September 1, 2006, that certain Sixth Amendment to Second Amended and Restated Lease Agreement, dated as of October 1, 2006, that certain Seventh Amendment to Second Amended and Restated Lease Agreement, dated as of October 1, 2006, that certain Eighth Amendment to Second Amended and Restated Lease, dated as of November 1, 2006, that certain Ninth Amendment to Second Amended and Restated Lease, dated as of November 1, 2006, that certain Tenth Amendment to Second Amended and Restated Lease Agreement, dated as of November 6, 2006 (effective as of November 5, 2006), that certain Eleventh Amendment to Second Amended and Restated Lease Agreement, dated as of December 22, 2006, that certain Twelfth Amendment to Second Amended and Restated Lease Agreement, dated as of January 1, 2007, and that certain Thirteenth Amendment to Second Amended and Restated Lease Agreement, dated as of January 4, 2008 (as so amended, the “Consolidated Lease”), Landlord leases to Tenant, and Tenant leases from Landlord, the Leased Property (this and other capitalized terms used but not otherwise defined herein having the meanings given such terms in the Consolidated Lease), all as more particularly described in the Consolidated Lease; and

WHEREAS, on or about the date hereof, SNH/LTA Properties Trust has acquired certain real property and related improvements with respect to two (2) senior living properties located in Texas, as more particularly described on Exhibits A-104 and A-105 attached hereto (collectively, the “Heritage Properties”); and

WHEREAS, SNH/LTA Properties Trust, the other entities comprising Landlord and Tenant wish to amend the Consolidated Lease to include the Heritage Properties;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.             Definition of Base Year.  The definition of the term “Base Year” set forth in Section 1.9 of the Consolidated Lease is hereby deleted in its entirety and replaced with the following:

“Base Year” shall mean (i) with respect to the Existing Properties, the 2005 calendar year, (ii) with respect to the Additional Properties, the 2006 calendar year, (iii) with respect to the Hermitage/Marsh View/Somerset/Walking Horse and the Holiday Properties, other than the Buena Vida Property, the 2007 calendar year, (iv) with respect to the Buena Vida Property, the 2008 calendar year, and (v) with respect to the Meadowmere Properties and the Heritage Properties, the 2009 calendar year.

2.             Definition of Disbursement Rate.  The definition of the term “Disbursement Rate” set forth in Section 1.23 of the Consolidated Lease is hereby deleted in its entirety and replaced with the following:

“Disbursement Rate”  shall mean (a) with respect to all of the Properties other than the Hermitage/Marsh View/Somerset/Walking Horse Properties, the Holiday Properties, the Meadowmere Properties and the Heritage Properties, an annual rate of interest, as of the date of determination, equal to the greater of (i) the Interest Rate, and (ii) the per annum rate for ten (10) year U.S. Treasury Obligations as published in The Wall Street Journal plus four hundred (400) basis points, (b) with respect to the Hermitage Hermitage/Marsh View/Somerset/Walking Horse Properties, the Holiday Properties, the Meadowmere

Properties and the Heritage Properties, an annual rate of interest, as of the date of determination, equal to the greater of (i) the Interest Rate, and (ii) the per annum rate for ten (10) year U.S. Treasury Obligations as published in The Wall Street Journal plus three hundred twenty-five (325) basis points; provided, however, that in no event shall the Disbursement Rate exceed eleven and one-half percent (11.5%).

3.             Definition of Interest Rate.  The definition of the term “Interest Rate” set forth in Section 1.54 of the Consolidated Lease is hereby deleted in its entirety and replaced with the following:

“Interest Rate” shall mean, (i) with respect to the Existing Properties, ten percent (10%) per annum, (ii) with respect to the Additional Properties, nine percent (9%) per annum, (iii) with respect to the Hermitage/Marsh View/Somerset/Walking Horse Properties and the Holiday Properties, eight and one quarter percent (8.25%) per annum, and (iv) with respect to the Meadowmere Properties and Heritage Properties, eight percent (8%) per annum.

4.             Definition of Minimum Rent.  The definition for the term “Minimum Rent” set forth in Section 1.69 of the Consolidated Lease is hereby deleted in its entirety and replaced with the following:

“Minimum Rent”  shall mean the sum of $48,354,872.00 per annum.

5.             Definition of Heritage Properties.  The following new definition for the term “Heritage Properties” is hereby added to the Consolidated Lease as a new section 1.105:

“Heritage Properties” shall mean the Properties located on the Land described on Exhibits A-104 and Exhibit A-105 attached hereto.

6.             Leased Property.  Section 2.1 of the Consolidated Lease is hereby amended by deleting subsection (a) in its entirety and replacing it with the following:

(a)           those certain tracts, pieces and parcels of land as more particularly described in Exhibits A-1 through A-105 attached hereto and made a part hereof (the “Land”).

8.             Exhibit A.  Exhibit A to the Consolidated Lease is hereby amended by adding Exhibits A-104 and A-105 attached hereto following Exhibit A-103 to the Consolidated Lease.

9.             Ratification.  As amended hereby, the Consolidated Lease is hereby ratified and confirmed.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Fourteenth Amendment to Second Amended and Restated Lease Agreement to be duly executed, as a sealed instrument, as of the date first set forth above.

LANDLORD:

ELLICOTT CITY LAND I LLC, ELLICOTT CITY LAND II LLC, HRES2 PROPERTIES TRUST, SNH CHS PROPERTIES TRUST, SPTIHS PROPERTIES TRUST, SPT-MICHIGAN TRUST, SPTMNR PROPERTIES TRUST, SNH/LTA PROPERTIES TRUST, and SNH/LTA PROPERTIES GA LLC

By:	/s/ David J. Hegarty
David J. Hegarty
President, Chief Operating
Officer and Secretary
of each of the foregoing entities

TENANT:

FIVE STAR QUALITY CARE TRUST

By:	/s/ Bruce J. Mackey Jr.
Bruce J. Mackey Jr.
Treasurer, Chief Financial
Officer and Assistant Secretary